UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2017 Lisa M. Kearney was appointed to serve as the Vice President, Chief Accounting Officer of TransMontaigne GP L.L.C. (the “General Partner”) of TransMontaigne Partners L.P. (the “Partnership”).  Ms. Kearney replaced Robert T. Fuller as the Chief Accounting Officer effective as of the same date.  Mr. Fuller continues to serve as the Executive Vice President, Chief Financial Officer and Treasurer of the General Partner.  The General Partner is responsible for managing the operations and activities of the Partnership since the Partnership does not have its own officers or employees.

Ms. Kearney served as Director of Internal Audit of the General Partner from May 2013 to July 2017. From May 2007 through April of 2013, Ms. Kearney held various accounting positions with the General Partner, most recently as Director of Accounting.  Prior to joining TransMontaigne, Ms. Kearney spent eight years in various accounting roles, including four years as a certified public accountant with KPMG LLP.  Ms. Kearney, age 41, has a B.S. in Accounting from the University of Illinois and is licensed as a certified public accountant in Colorado.  Ms. Kearney does not have a family relationship with any director or executive officer of the General Partner, the Partnership or with any of the General Partner’s affiliates, nor are there any arrangements or understandings between her and any other person with respect to her appointment.  There are no transactions between Ms. Kearney, on the one hand, and the General Partner or the Partnership, on the other hand that would require disclosure pursuant to Item 404(a) of Regulation S-K.

To fill the vacancy in the role of Director of Internal Audit created by Ms. Kearney’s promotion, Derek Welch will serve as the General Partner’s Vice President — Internal Audit.   Mr. Welch previously served as the Vice President of Technology for the General Partner from September 2013 through December 2015 and continued to provide consulting services to the Partnership over the past two years.  Prior thereto Mr. Welch held various positions with the General Partner since September, 2007.  Mr. Welch has over 20 years of experience in senior leadership positions overseeing domestic and international technology projects, cybersecurity initiatives, and internal control implementations.  Mr. Welch has a Master’s of Science Degree in Information Security and Assurance from Western Governors University and holds numerous industry certifications related to information security.  Mr. Welch is a Certified Chief Information Security Officer by the EC-Council.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: July 20, 2017	By:	/s/ Michael A. Hammell
Michael A. Hammell Executive Vice President, General Counsel and Secretary